EXHIBIT 10.47

Unprotected Tenancy Lease
Made and signed in Tel Aviv on September 7, 2008

Between:

S. A. I. Yarak Building and Investments Ltd.
Company no. 51-2141847
whose address for purposes of this agreement is at
 Hacheresh St. Neve Neeman Industrial Zone, Hod Hasharon.
(hereinafter: “the Lessor”)
of the one part

And:

Radiancy (Israel) Ltd.
Company no. 512685793
of 9 Gan Rave’ Blvd. Yavneh
whose address for purposes of this agreement is at
5 Hanagar St. Neve Neeman Industrial Zone, Hod Hasharon.
(hereainfter: “the Lessee”)

of the Second Part

WHEREAS:
And the lessor is the legal holder of the property located in the Neve Ne'eman, Industrial zone in Hod HaSharon, which is known as part of Parcel 10,  Plot 6573, temporary lot numbers 106-110 (hereinafter: “The Property”), and this by virtue of an agreement between it and the registered owners of the property;

AND WHEREAS:
 And the lessor has established upon the property three structures with a shared underground parking (hereinafter: “the structures”) which are intended for occupancy by businesses in the Clean Industry sector.

AND WHEREAS:	And the lessee is desirous of leasing from the lessor and the lessor is desirous of leasing to the lessee, in unprotected lease, approximately 1500 sq.m., gross, as described below in this agreement at the ground floor of the structure located at 5 HaNagar Street, as is indicated in the diagram which is attached hereto as Appendix A, in an area as specified below for the purpose and under the conditions as specified in this agreement below;

ACCORDINGLY IT IS DECLARED, STIPULATED AND AGREED
BETWEEN THE PARTIES AS FOLLOWS:

1.           PREAMBLE

(a)	The declarations of the parties, the preamble and the appendices constitute an inseparable part of this agreement.

(b)	The headings of the clauses to this agreement are for reference and convenience only and shall not serve for interpretation of the agreement.

2.           DEFINITIONS AND APPENDICES

(a)	"The diagram" – the diagram which is attached as Appendix A to the agreement.

(b)
"The lease premises" – an area of approximately 1500 sq.m., gross, (1200 sq.m. net) on the ground floor of the structure located at 5 HaNagar Street, as indicated in the diagram, as well as parking spaces in the underground parking of the structures and in the parking lot adjacent thereto as specified in this agreement.

(c)	"The area of the lease premises" – 1500 sq.m. which include the proportional part of the common areas.

(d)	"The date of vacation of the premises" – on the day of the termination of the lease period in accordance with this agreement or the extended lease period.

(e)	"The index" – the Consumer Price Index.

(f)	"The basic index" - the index of August 2008 which shall be published in September 2008.

(g)	"The new index" or "the determining index" – the last index to have been published at the date of the payment in accordance with this agreement.

(h)
"Linkage differences" – in the event that at the time of the actual payment of any amount with regard to which linkage differences are calculated, the new index shall be higher than the basic index, the lessee shall pay such amount when it is increased by the same proportion at which the new index exceeds the basic index.

3.	DECLARATIONS OF THE PARTIES

(a)	The lessee hereby declares as follows:

(i)
that it shall bear absolute responsibility for obtaining any license at law as shall be required for the conduct of its business at the lease premises, whether from the municipality of Hod HaSharon and/or from any other Authority.

(ii)
that it shall bear the responsibility for complying with any city by-laws, any regulation, law, ordinance or other directive of the local authority and of any other competent authority with regard to its activities as the occupant of the lease premises.

(iii)
that it has seen and examined the lease premises and examined its surroundings, the access thereto and the nature thereof, and has found these to be in sound and proper order to its complete satisfaction and suitable for the purpose for which these premises are designated and that it waives any claims or contentions or options accorded to it by law, save for such as shall arise in respect of concealed flaws, and that it is desirous of leasing the lease premises from the lessor for the period and under the conditions as specified in this agreement.

(b)	The lessor hereby declares as follows:

(i)	that its declarations in the preamble this agreement are correct and are complete.

(ii)	that there is no contractual and/or legal and/or other bar preventing the lessor from entering into this agreement with the lessee.

(iii)	the lessor holds of the licenses and permits which are required for occupancy of the lease premises and fulfillment of this agreement, including Form 4 (Permit for Occupation).

(iv)	that the municipal building plan applicable to the property enables the use of the lease premises for non-polluting industry.

4.	UNPROTECTED TENANCY

(a)
The parties agree and declare hereby expressly that the Tenant Protection Law (combined version) - 1972, and all of the regulations enacted or which shall be enacted by virtue thereof, or any other law which shall replace the aforementioned law, shall not apply to the leasing in accordance with this agreement and that the leasing in question in this agreement is not a protected tenancy and the lessee shall not be considered to be a protected tenant and accordingly the lessee shall be required to vacate the lease premises at the expiration of the lease period and to return it to the lessor when it is free and clear of any person or property.

(b)
The lessee hereby declares and confirms that it has not paid and shall not pay in the future any amount to the lessor which shall be deemed as "Key Money" or any other consideration in connection with receipt of possession of the lease premises, and that it shall not be a protected tenant under the Tenant Protection Law (combined version) – 1972, and the aforementioned law shall not apply to the lease premises or to the leasing in accordance with this agreement.  The lessee undertakes not to contend that the aforementioned law applies to the leasing in question in this agreement, or with regard to other relations between the parties to this agreement.

5.	THE LEASE PERIOD

The lessor hereby leases to the lessee and the lessee leases from the lessor, the lease premises for a period of five years to commence on January 20th, 2009 and expire on January 19th, 2014.
Notwithstanding that which is mentioned above, the lessee shall be entitled to shorten the lease period and to terminate it at the end of three years or at the end of four years and provided that the lessee shall give notice in writing to the lessor not less than six months prior to the end of the third year and/or the fourth year respectively.  In the event that the lessee shall exercise its right to cut short the lease period at the end of three years, then the lessee shall pay to the lessor "early termination fees" in the amount of $45,000 together with VAT, linked to the representative rate of the US dollar on the day of the actual payment.
In the event that the lessee shall decide to terminate the lease period at the end of four years, then it shall pay to the lessor early termination fees in an amount in shekels which is equal to US$22,500 together with VAT linked to the representative rate of the US dollar on the day of the actual payment.  In addition to that stated above, the lessee shall have an option to extend the lease period by five additional periods of 12 months each, commencing on January 20th, 2014, and terminating on January 19th, 2019 (hereinafter: “the extended lease period”), and this provided that it shall fulfill all of its undertakings in accordance with this agreement.  The option shall be exercised automatically unless the lessee shall inform the lessor in writing of its intention to terminate the lease at the end of the relevant period.  Notice of non-exercise of the option shall be made no later than three months prior to the end of the then-current lease period.  In the event that the lessee shall extend the lease period, the provisions of this agreement shall apply to the extended lease period as though they had been included in it at the outset.

6.	PURPOSE OF THE LEASE

The lease premises is leased to the lessee for the exclusive purpose of the conduct of an enterprise for the development, production and marketing of cosmetic and aesthetic medical devices and/or any other activity in the field of non-polluting industry, and the lessee shall not have any rights to make use of the lease premises for any other purpose without the approval of the lessor in advance and in writing.

7.	THE LEASE FEES

The lease fees per square meter per month shall be NIS 53 and a total of NIS 79,500 per month together with VAT and together with linkage differences.

(a)	The lease fees shall be paid as follows:

(i)	upon the signature of this agreement the lessee shall pay to the lessor an amount of NIS 318,000 together with VAT for the initial four months of the lease period (hereinafter: “the first payment”).
(ii)
Commencing upon the second payment which shall be made four months after the transfer of possession of the lease premises, and for the duration of the lease period, the lease payments shall be made on a quarterly basis, each three months in advance, and the payment shall be made on the first of each month in which the payment is to be made or on the first following business day in the event that the day for payment is a holiday /sabbath.

8.	PARKING FEES

The lessor shall make parking spaces available for the exclusive use of the lessee as follows:

One (1) permanent and marked parking space in the underground parking of the lease premises and 15 parking spaces in the adjacent parking lot.  In addition to the lease fees, the lessee shall pay to the lessor during the course of the lease period, for each underground parking space an amount of NIS 320 per month together with VAT and for each parking space in the adjacent lot an amount of NIS 220 per month together with VAT.  The total parking fees per month are NIS 3,620 (hereinafter: “the parking fees”).  The parking fees shall be paid in advance in the manner and at the times of the lease fees as stated in section 7 of this agreement.  The lease fees shall be paid together with linkage differences.
In addition to that stated above, the lessor shall make available to the lessee for no additional cost, the parking area located immediately adjacent to the north of the structure as marked in diagram which is attached as Appendix D. The aforementioned area shall be available to the lessee during the entire course of the lease and the extended lease period.

9.	LINKAGE

(a)
The lease fees and any other amounts which the lessee shall be required to pay to the lessor shall be paid at their due time.  Notwithstanding that stated above, delay in any payments which shall not exceed 72 hours shall not be considered a breach of this clause on the part of the lessee.

(b)
The lease fees, the parking fees and the management fees and any other amounts which the lessee shall be required to pay to the lessor shall be linked to the consumer price index or any other formal index which shall come in its stead.  The amounts which are linked to the index shall be linked to a basic index and shall bear linkage differences at the rate of the increase of the index, between the basic index and the last published index at the time which was determined for payment.

(c)
In addition to that stated in section 9(b) above, the lease fees, the parking fees and the management fees shall be increased at a rate of 5% commencing from the start of the option period, meaning as of January 20th, 2014 and shall increase an additional 5% over the preceding year in the 9th year of lease, starting on January 20th, 2017.

10.	PAYMENTS IN ARREARS

Without detracting from all of that stated above, it is hereby agreed that any amounts which one party shall owe to the other, in accordance with this agreement, whether on account of lease fees or some other reason, and which was paid in arrears, shall bear and shall be paid together with interest at the rates which shall be customary at Bank Hapoalim for an overdrawn current debitory account, including credit fees from the time determined for the payment up until the actual payment.  Notwithstanding that which is stated above, calculation of the interest as mentioned shall commence at the expiry of 72 hours from the date which was determined in this agreement for the payment.

11.	VALUE ADDED TAXATION

Lease fees and any other amounts which the lessee shall be required to pay to the lessor shall be paid with the addition of value added tax, as per its legal rate at the time of the payment, against a tax invoice at law in the name of the lessor.

12.	MANNER OF PAYMENT

At the time at which the lessee shall be required to make any payments to the lessor, of lease fees and/or any other payment which the lessee shall be required to pay to the lessor, the lessee shall make the payment at the address of the lessor as appears in the preamble to this agreement or at any other place and/or to any other person as the lessor shall direct from time to time in writing and in advance and/or by way of bank transfer to the account of the lessor as the lessor shall notify in writing to the lessee.

13.	PREPARATION OF THE LEASE PREMISES AND DELIVERY OF THE POSSESSION THEREOF

(a)
Possession of the lease premises shall be delivered to the lessee on January 20th 2009.  A part of the lease premises, aggregate areas of 800sq.m, will be delivered to the lessee in the condition in which they were at the signing of this agreement – AS

IS, with the exception of ordinary wear and tear and subject to repairs as follows:  repair of existing flooring, completion and repairs of ceilings, painting of walls, removal of wall as necessary, while the remainder of the area, an aggregate area of 700 sq,m at most, shall be prepared for the purposes of the lessee in accordance with plans which the lessee shall provide the lessor no later than November 1st 2008, and provided that the lessor shall provide the lessee with a blueprint of the lease premises no later than September 17th 2008.

(b)
The work for the preparation of the lease premises (which does not include furnishings and/or any carpentry work whatsoever save for two small kitchenettes) as mentioned in sub-section 1, shall be carried out by the lessor and at its expense at the same level of finishing as was carried out at the offices of the company Eternity which is located on the 5th floor at 6 HaNagar Street.  In the event that the lessee and/or the plans which shall be submitted by the architect on its behalf, shall require a higher level of finishing, the lessor shall notify the lessee and the lessee shall, at its exclusive discretion, adjust the requirement to the agreed upon standard or shall bear the difference in cost involved in carrying out the work in question which deviates from such standard.  It is noted that the lessor does not carry out any telecommunications work.

(c)
It is hereby agreed between the parties that delay in completion of the works and in delivery of possession consequent upon non-submission of any preparation plan to the lessor by the 1st of November 2008, shall not delay the date for commencement of the lease period.  Any other delay which is not related to an act or an omission of the lessee shall delay the commencement of the lease period.

14.	PROHIBITION ON CHANGES TO THE LEASE PREMISES

(a)
The lessee undertakes not to carry out any structural changes and/or construction work whatsoever at the lease premises without having the consent of the lessor in advance and in writing.  Any expenses involved in the carrying out of work and/or changes as stated shall be borne by the lessee exclusively and it shall also be responsible for obtaining any building permit in any event that such shall be required.  The lessee shall not carry out any change and/or work requiring a building permit from any competent authority unless it has obtained such permit at law.  The lessor shall not oppose changes sought by the lessee in the lease premises which do not harm the structural frame of the building.

(b)
The lessee shall pay any fee, tax and/or levy involved in receiving of building permits in any event that such shall be required in order to carry out the work specified in sub-section (a) above and shall be exclusively liable for any works to be carried out and shall insure at its expense, its employees and/or representatives against any damage and/or loss which are liable to occur to them during the course of and/or consequent upon and/or as a result of the performance of the works, and shall obtain third party insurance against any damage and/or loss which are liable to be occasioned to the lessor and/or to the leased premises and/or to any third party.  The lessee shall insure that the policies as mentioned shall include the lessor and/or a party that shall come in its stead, jointly or severally as additional insured parties without a right to subrogation and without any obligation for payment of the insurance premiums being imposed upon the lessor.  The lessee shall not carry out any construction works prior to obtaining insurance as stated in this section.

(c)
The lessee shall produce to the lessor, at the request of the lessor, copies of the aforementioned insurance policies and confirmation in writing from the insurance company that said policies are currently valid.

15.	MAINTENANCE AND MANAGEMENT OF THE LEASE PREMISES

(a)
The lessee undertakes to maintain the lease premises in a sound and orderly condition at a high level of quality which is appropriate for the lease premises.  The lessee undertakes to refrain from causing any damage or malfunction to the lease premises or its facilities, to repair within a reasonable time by itself and at its expense any flaw, malfunction or damage which shall be caused as mentioned by it and/or by a party on its behalf and/or by visitors, customers, employees and/or any other party on its behalf.  For the sake of the removal of doubt it is made clear that the lessee is not liable for malfunctions arising from reasonable wear and tear and/or the elements and/or force majeure and/or defects arising from the construction works and/or from work of adjusting the lease premises which shall be carried out by the lessor.  In the event that the lessee shall not carry out repairs as stated within 14 days of a demand in writing and/or as soon as is possible after receiving a demand in writing in the event that the damage which was caused requires immediate attention and cannot be delayed, the lessor shall be entitled, but not required, to repair the damage and/or the malfunction itself and the lessee shall be required to indemnify the lessor in any reasonable amount which was expended by it in performance of the repair soon after the demand of the lessor, as against an invoice and/or a receipt.

(b)
Without detracting from that stated in sub-section (a) above, the lessor undertakes to repair at its expense any damage which is not the responsibility of the lessee and which precludes reasonable use of the lease premises such as: total failure of the sewage system, leakage in the pipes, failure of the electrical system, and this within a reasonable time in accordance with the circumstances of the malfunction in such manner as shall not prevent the lessee from making reasonable use of the lease premises in light of the purpose of the lease.  In the event that the lessor has not done so within 14 days of receipt of a demand in writing and/or as soon as is possible after receiving such demand in writing in the event that the damage requires immediate attention and cannot be delayed, the lessee shall be entitled, but not required, to repair the damage and/or the malfunction by itself and the lessor shall be required to indemnify the lessee in any amount that it shall have expended as against tax invoice and/or receipt.

(c)	Without detracting from the generality of that stated above, the lessee undertakes as follows:

(1)	To maintain the cleanliness of the lease premises.

(2)
To maintain the integrity of the lease premises, its accessories and its facilities in proper working and operating order and in a good and sound condition, as they are today with the exception of reasonable wear and tear and/or damage from the elements and/or force majeure.

(3)	Not to make any noise beyond that which is reasonable which has the effect of disturbing the neighbors in the vicinity of the lease premises and/or which arise from the nature of the lease premises.

(4)	Not to maintain animals in the lease premises.

(5)	Not to hang signs in the building save at the places and in the size and in the format as shall be approved by the lessor in advance and in writing. The lessor hereby authorizes the lessee to hang a sign bearing the name of its company at the front of the building.  Any fee and/or payment and/or levy and/or permit in relation to the placing of the sign which shall be imposed by the authorities shall be borne and paid by the lessee.

(d)
Without detracting from the generality of that stated above the lessor undertakes to manage, maintain and operate the entirety of the building as specified below.  The lessee undertakes to pay to the lessor an additional payment in respect of management fees at a rate of NIS 10 per sq.m. per month and a total of NIS 15,000 per month together with VAT.

(e)	Payment in respect of management services shall be made in addition to payment for lease fees and in accordance with the times determined for the payment of lease fees as stated in section 7 above.

(f)
The following are specifications of the management services.  Operation, repair and maintenance of the air conditioning system, the plumbing, the electricity in the common areas including an electrical cabinet, the fire extinguishing system, the sprinklers and the water pipes located in the lease premises and in the remainder of the building, maintenance of the pool and the pumps, maintenance of elevators, cleaning and lighting in the common areas, all at an appropriate level.

16.	Liability for Damage to Person and Property

(a)
It is hereby declared that during the lease period and at any point at which the lessee occupies the lease premises, the lessor shall not be liable for loss, harm or damage to personal property of any person or body which shall be occasioned at the lease premises and/or as a result of the use of the lease premises and/or as a result of an act or an omission of the lessee with the exception of damage or loss or harm  which was occasioned by an act and/or an omission of the lessor, for which the lessor shall be liable.

(b)
A party who shall receive a demand for compensation from some third party (“the defendant party”) in respect of damage which is the liability of the other party as mentioned in subsection (a) above, (“the liable party”), shall inform the liable party within 30 days from receipt of a demand as mentioned, of receipt of the demand, and shall enable the liable party to appoint an attorney to mount a defense on behalf of the defendant party against the third party demand or against any legal action which shall be submitted by the third party, provided that the defendant party shall inform the liable party in writing of such a wish, within 14 days from receipt of the notice of the defendant party, subject to that stated in section 14(a) above.

(c)
 In the event that the liable party has appointed an attorney to mount a defense on behalf of the defendant party as stated, the liable party alone shall bear all of the lawyers’ professional fees and other reasonable expenses, if such shall occur, in the defense as stated and in any event in any amount which shall be awarded, if such shall be awarded in favor of the third party in a judgment or a compromise settlement.

(d)
In the event that the liable party has not appointed an attorney to handle the defense of the defendant party as stated, the liable party shall pay the legal expenses of the attorney appointed by the defendant party for its defense against the demand and/or the legal action of the third party within 10 business days of receiving from the defendant party a receipt indicating the payment of lawyers professional fees . Furthermore, the liable party shall pay to the  defendant party any amount which shall be awarded against the defendant party in a legal action of the third party, whether in a court or in arbitration proceedings, provided that the defendant party shall not sign upon an arbitration agreement without obtaining the consent of the liable party, and provided that in the event that the liable party has opposed a compromise agreement which was acceptable to the defendant party, the liable party shall provide reasonable guarantee to ensure any amount which may be awarded against the defendant party in the legal action as stated, subject to that stated in section 14(a) above.

17.	EXAMINATION OF THE LEASE PREMISES

The lessee undertakes to enable the lessor and/or its legal representatives and/or representatives of the management company to enter into the lease premises upon advance coordination with the lessee in order to verify the compliance with this agreement and/ or in order to carry out general maintenance work in the lease premises or in order to carry out repairs and/or maintenance work upon the sewerage, electricity and water systems and so forth which are connected to the lease premises and/or in the entire structure, and/or to show the lease premises to potential purchases and lessees.

18.	PAYMENTS AND ADDITIONAL OBLIGATIONS

(a) The lessee hereby undertakes that as of the date of the delivery of possession in the lease premises, it alone shall bear:

(1) payment of any amounts which are paid in respect of the use of the lessee of electricity and water in the lease premises and its proportional share in the expenses of the electricity consumption of the air conditioning system together with 7.5% for wear and tear.

(2) in any event that the lessee shall not pay for one of the services as mentioned, for which the bill arrives in the name of the lessor, within 60 days of the demand of the lessor, the lessor shall be entitled to demand or to carry out the suspension of such service to the lessee after a single advanced warning in writing of 20 days, without being required to send any other additional advanced notices or warning.

(3) the lessee shall be precluded from making claim for any damage or loss which shall be caused to it as a result of suspension as stated.  The lessor shall not be required to reconnect the service for so long as the debts as mentioned have not been paid and future debts have not been ensured by a guarantee which is satisfactory to the lessor.

(4) payment of taxes, municipal taxes, fees, levys and other obligatory payments of whatsoever type of kind, whether governmental or other,  which apply or which shall apply to the lease premises and which apply to the holder or the user of the lease premises.

(5) the lessee shall ensure, to such extent as possible, that the bills for the municipal taxes and water shall arrive directly in the name of the lessee.  To such extent as a bill shall arrive on the name of the lessee, it shall be paid at the time determined therefor. The lessor shall sign upon any application and/or document as shall be required by the lessee in order to cause said accounts to arrive directly in the name of the lessee.

(6) any expenses of installation of telephones, water and electricity in its name.

(b) The lessee undertakes to produce to the lessor once per annum during the course of the leasing and immediately upon the expiration of the lease period, confirmation attesting to its having completed all of the payments which apply to it in accordance with section 18 above.

19. ACTION FOR REPAIR OF BREACH

Notwithstanding that stated elsewhere, in any event in which any obligation whatsoever is imposed, including obligation for payment of money, upon any party to this agreement, (hereinafter: “the liable party”) and it does not fulfill this obligation in whole or in part, the other party shall be entitled, but not required, after providing advanced warning in writing of 45 days, unless the required repair cannot be delayed, to repair the breach and to carry out or to pay for the fulfillment of any such obligation, including the payment of money for its completion, itself or by others, within a reasonable time, and the entirety of the expenses involved, in a reasonable amount, shall be borne by the liable party.  Said expenses shall be repaid by the liable party to the party which expended them within 15 (fifteen) days from the submission of a bill to the liable party with regard to the expenses in question, together with a receipt with regard to payment which was made by the party demanding repayment.

20. TRANSFER OF RIGHTS BY THE LESSOR

It is hereby agreed that the lessor shall be entitled to transfer its rights in the lease premises, including its rights under this agreement, in whole or in part, to pledge same or to take any other action with them, provided that the rights of the lessee in accordance with this agreement shall not be prejudiced, and provided that the recipient shall undertake all of the obligations of the lessor as towards the lessee. The lessee undertakes to sign upon any document which shall be required, if shall be required, in connection with the transfer of rights, provided that this shall not have the effect of prejudicing the rights of the lessee and/or of imposing any liability whatsoever beyond its obligations towards the lessor under this agreement. The lessor shall deliver to the lessee a notice with regard to the transfer of the rights of the lessor in the lease premises to a third party as soon as is possible after the transfer of the rights.  To such extent as notice has not been given to the lessee, the lessee shall act as though the rights of the lessor in the lease premises have not been transferred. Furthermore, the lessor is entitled to pledge and /or to mortgage its rights, provided that the rights of the lessee under this agreement shall not be prejudiced.

21. PROHIBITION ON TRANSFER OF RIGHTS OF THE LESSEE

(a) The lessee hereby undertakes not to transfer to any person or other party its rights in accordance with this agreement, in whole or in part, for consideration or without consideration, and not to lease out the lease premises and/or any part thereof in sub-lease and/or to deliver the possession or the use thereof or other beneficial right, or some part thereof, to any third party whatsoever in any manner whatsoever, unless it has obtained the consent of the lessor in writing and in advance. Notwithstanding that stated above, transfer of the rights of the lessee under this agreement to an associated company (as per the definition thereof in the Securities Law) or a change in the composition of the shareholders of the lessee or of an associated company to the lessee, shall not be deemed transfer of rights for purposes of this section.

(b) Bankruptcy of the lessee and/or the appointment of a receiver over its assets and/or an order for its dissolution and/or enforcement proceedings against it or its assets, in whole or in part, which are not canceled within 120 days from the submission of the application for bankruptcy or from submission of the application for enforcement, shall be deemed to be prohibited transfer of rights as stated above, and without detracting from the remainder of the remedies under law or contract, the lessor shall be entitled to cancel this agreement by notice in writing to the lessee immediately upon learning of the transfer of rights as stated in this section.

(c) The lessee undertakes not to pledge or to mortgage its rights in the lease premises, in whole or in part, in any way shape or form.

22.	RETURN OF THE LEASE PREMISES

(a) At the expiry of the lease period in accordance with this agreement, or in any other event in which the lease has terminated for any reason whatsoever, the lessee hereby undertakes to return the lease premises to the lessor when it is vacant of person or property, in good, sound and appropriate condition for use, as it was received at the outset of the lease period, with the exception of reasonable wear and tear and changes which the lessor shall decide to maintain. For the sake of the removal of doubt, the lessee shall not be entitled to any payment for any work which was carried out at the lease premises.

(b) 30 days prior to the expiration of the lease period as stated, the lessor shall examine the lease premises and dispatch to the lessee a list of the works which in the opinion of the lessor must be carried out in order to bring the lease premises to the required condition under sub-section (a). In the event that the lessee shall not return the lease premises in the condition as stated above, the lessee shall be entitled to enter into the lease premises in order to carry out the work required in order to bring the lease premises to the required condition as stated in this section above. Any expenses involved shall be borne and paid by the lessee. The lessee undertakes to cooperate with the lessor and not to disturb the lessor and/or a party on its behalf in performance of the work.

(c)  The time for the payment of bills as stated in section 22 (b) above, shall be within 7 business days of the demand in writing of the lessor, when the demand includes a copy of a receipt indicating the payment by the lessor.

23.   USAGE FEES AFTER DATE OF VACATION

(a) Without prejudicing any other remedy available to the lessor in accordance with this agreement and/or in accordance with any law, the lessee shall be obliged to pay the lessor daily usage fees (hereinafter: “daily usage fees") in respect of each day of delay in return of the lease premises.  The daily usage fees will be in an amount of the monthly lease fees which the lessee was obliged to pay during the last month of the lease period divided by 15, for each day of delay.

    The daily usage fees will be paid together with linkage differences.  Delay in payment will incur interest as stated in section 9 above.

(b) The daily usage fees may be deemed to be as any other fee which the lessee is obliged to pay under this agreement and have been returned in agreement between the parties as agreed upon in predetermined compensation when the parties have considered the actual damage which is likely to occur to the lessor as a result of the delay as mentioned, and without detracting from the right of the lessor to any other remedy or relief.

(c)  It is hereby declared and agreed that any payment or amount which was paid in accordance with the provisions of sub-section (a) above shall not be deemed nor calculated as lease fees and shall accord the lessee any rights in the lease premises.

(d)  Starting from the date determined for vacation of the lease premises, the lessor and/or the management company and/or any party on their behalf shall be entitled to enter the lease premises and to vacate from it any person or item belonging to the lessee and/or which served the lessee for its business in the lease premises, all in accordance with the exclusive and absolute discretion of the lessor and the management company.

(e) The lessee declares that the lessor and/or any party on its behalf shall not be liable in any manner whatsoever from any damage of any type or kind which shall be caused to the lessee as a result of an action related to the vacation of the lease premises which was carried out lawfully and in accordance with the provisions of this agreement.

24.	NEW TAXES

Subject to that stated above, in the event that during the course of the lease period and/or any extended lease period other taxes and/or fees and/or levys and/or obligatory payments shall be imposed upon the lessees and/or in respect of the use in the lease premises and/or of parts thereof and/or of its occupancy, the lessee shall bear and shall pay these immediately upon learning thereof from the various competent authorities or from the lessor, and this against documents requiring payments on behalf of the lessor or payment instructions.

25.	INSURANCE

Without detracting from the undertakings of the lessee in accordance with this agreement, the lessee undertakes to acquire at its expense and to maintain a valid insurance policy in accordance with the insurance appendix attached as Appendix C to this agreement and which constitutes an inseparable part thereof.

26.	SECURITIES OF THE LESSEE

Upon the signature of this agreement, the lessee shall deliver to the lessor an autonomous independent bank guarantee in a total amount equal to 3 months of lease, parking and management payments together with VAT.  The lessor shall have the right to exercise the guarantee, in whole and/or in part, in order to cover its damages in the event that the lessee shall not fulfill its undertakings in accordance with this agreement and shall not repair that which requires repair within 7 business days of receiving a written request from the lessor.
The bank guarantee shall be returned to the lessee 3 months after the expiration of the lease period provided that the lessee has fulfilled the entirety of its obligations under this agreement.

27.	FUNDAMENTAL BREACH

In any event in which a party to this agreement fundamentally breaches this agreement, the other party is entitled, in addition to and without detracting from its rights under this agreement or under an law to compensation and to any other or additional remedy or relief, to cancel this agreement after having sent the breaching party a warning in writing which sets out the breach, and the breach has not been rectified within 14 days from the date of the dispatch of the warning. In the event that the breach has not been rectified within 14 days from the dispatch of the warning, the other side is entitled to cancel the agreement by dispatch of a notice in writing to the breaching party 7 days in advance.

28.	CHANGES

This agreement cancels any previous agreement between the parties, whether made, granted or agreed upon orally or whether affected in writing.  Any change and/or amendment to this agreement shall be made solely and exclusively in writing and signed by both parties to this agreement and there shall be no validity to any changes to the agreement unless it has been made in writing and signed by both parties as stated.  This requirement for writing is a material requirement and no contention shall be heard regarding a change and/or a cancellation of a section which is not effected in the manner as indicated in this section.

29.	WAIVERS

The waiver of one party of any of its rights cannot be construed to affect any of the other rights.

30.	SET-OFF

Parties shall not be entitled to set-off any amounts from each other.

31.	APPROVAL OF ACTIONS

Each party shall produce to the other upon signature of this agreement a confirmation of an attorney on its behalf that the board of directors of said party has resolved to approve the leasing of the lease premises as stated in this agreement and that the signatories on behalf of said party upon this agreement are authorized to sign on its behalf and their signature is binding upon such party.

32.	NOTICES

Any notice or warning which shall be dispatched by one party to the other in connection with this agreement shall be sent by registered post and/or personal delivery in accordance with the addresses of the parties as specified in the preamble to this agreement (or any other address regarding which a party to this agreement shall give appropriate notice in writing to the remainder of the parties to this agreement) and/or by facts.  Any notice or warning which was sent by registered post will be deemed to have been delivered to its addressee at the expiration of 72 hours from its dispatch from the post office and/or upon its personal delivery and/or 24 hours after its transmission by way of fax provided that a copy shall also be sent by post together with a dispatch of the facts.  Notices to the lessee after delivery of possession of the leased premises to it shall be delivered to the address of the lessee at the lease premises or any other address which the lessee shall provide in writing to the lessor.

33.	JURISDICTION

The parties determine that the courts in the District of Tel Aviv and/or the central district shall have exclusive jurisdiction over any legal action regarding this agreement.

IN WITNESS WHEREOF THE PARTIES HAVE SIGNED

 ________________                                                           ___________________

                           Signature  & stamp of Radiancy